Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of the iShares® Diversified Alternatives Trust (the “Trust”) on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Latham, Chief Executive Officer of iShares® Delaware Trust Sponsor LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: August 13, 2010

/s/ Michael A. Latham
Michael A. Latham*
President and Chief Executive Officer
(Principal executive officer)

*	The Registrant is a trust and Mr. Latham is signing in his capacity as an officer of iShares® Delaware Trust Sponsor LLC, the Sponsor of the Registrant.